POST-EFFECTIVE AMENDMENT No. 1 TO DEPOSIT AGREEMENT



     POST-EFFECTIVE AMENDMENT No. 1 (the "Amendment") dated as of April 4, 2002 to the Deposit Agreement dated as of February 27, 2002 (the "Deposit Agreement") by and among Aktieselskabet Dampskibsselskabet Torm (the "Company"), Bankers Trust Company, an indirect wholly owned subsidiary of Deutsche Bank AG, as depositary (the "Depositary") and all Owners and Holders from time to time of American Depositary Receipts issued thereunder.

                                   WITNESSETH

     WHEREAS, the Company and the Depositary entered onto the Depositary Agreement for the purposes set forth therein;

     WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing the Shares so deposited;

     WHEREAS, the Company and the Depositary desire to amend the terms of the Deposit Agreement and form of Receipts in accordance with Section 6.01 of the Depositary Agreement to reflect the appointment of Danske Bank Aktieselskab as Custodian for the purposes of the Deposit Agreement;

     NOW, THEREFORE, the Company and the Depositary hereby amend the Receipts and the Deposit Agreement, effective as provided in Section 5.01 hereof, as follows:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions Generally. Unless otherwise defined in this Amendment, capitalised terms which are used but not defined herein have the meanings set forth in the Deposit Agreement.
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                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

     Section 2.01. All references in the Deposit Agreement to the "Custodian" shall be references to "Danske Bank Aktieselskab".

     Section 2.02. Section 1.09 of the Deposit Agreement is amended to read as follows:

     "Custodian" shall mean, as of the date hereof, Danske Bank Aktieselskab, having its registered office at 2-12 Holmens Kanal, DK-1092 Copenhagen K, Denmark, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require. The term "Custodians" shall mean all custodians, collectively."

     Section 2.03. The first sentence of Section 5.05 of the Deposit Agreement is amended to read as follows:

     "The Depositary has initially appointed Danske Bank Aktieselskab as Custodian for the purpose of this Deposit Agreement."

     Section 2.04. The address of the Custodian for notices set forth in the third paragraph of Section 7.05 of the Deposit Agreement is amended to read as follows:

     "Danske Bank Aktieselskab, 2-12 Holmens Kanal, DK-1092 Copenhagen K, Denmark."


                                   ARTICLE III

                          AMENDMENTS TO FORM OF RECEIPT

     Section 3.01. The Form of American Depositary Receipt in Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended as provided in this Article.

     Section 3.02. All references in the Form of Receipt to the "Custodian" shall be references to "Danske Bank Aktieselskab".

     Section 3.03. The initial paragraph of the Form of Receipt is amended to read as follows:

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     "BANKERS TRUST COMPANY, as depositary (herein called the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited common shares, each of Par Value of Dkk 10 including evidence of rights to receive such common shares (the "Shares") of AKTIESELSKABET DAMPSKIBSSELSKABET TORM (the "Company"), a company incorporated under the laws of Denmark (the "Company"). As of the date of the Deposit Agreement (hereinafter referred
     to), each ADS represents one Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Danske Bank Aktieselskab (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in
     Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 4 Albany Street, New York, New York 10006, U.S.A."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties. The Company and the Depositary mutually represented and warrant to each other and to the Holders, that:

     (a) This Amendment, when executed and delivered by the Company and the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be and have been, respectively, duly and validly authorised, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles; and

     (b) All of the information provided by the Company and the Depositary to each other in connection with this Amendment is true, accurate and complete.

                                    ARTICLE V

                                  MISCELLANEOUS

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     Section 5.01. Effective Date This Amendment is dated as of the date set forth above and shall be effective as of the time of the effectiveness of the Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 to be filed by the Depositary in connection with its appointment of Danske Bank Aktieselskab as Custodian for the purposes of the Deposit Agreement (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt as modified hereby.

     Section 5.02. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorised and directed to take any and all actions deemed necessary to effect the foregoing.

     Section 5.03. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     Section 5.04. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company and the Depositary have caused this
Amendment to be executed by representatives hereunto duly authorised as of the date set forth above.

                                 AKTIESELSKABET DAMPSKIBSSELSKABET TORM



                                 By:    /s/ KLAUS KJAERULFF
                                    -----------------------------
                                 Name:  Klaus Kjaerulff
                                 Title: CEO


                                 By:    /s/ JENS ERIK BEHN
                                    -----------------------------
                                 Name:  Jens Erik Behn
                                 Title: Chairman


                                 BANKERS TRUST COMPANY

                                 By:    /s/ MIKE HUGHES
                                    -----------------------------
                                 Name:  Mike Hughes
                                 Title: Director

                                 By:    /s/ JANE TAYLOR
                                    -----------------------------
                                 Name:  Jane Taylor
                                 Title: Assistant Vice President

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